Exhibit 10.1

SEVENTH AMENDMENT TO CREDIT AGREEMENT,
SECOND AMENDMENT TO AMENDED AND RESTATED ADDENDUM TO
CREDIT AGREEMENT, SECOND AMENDMENT TO SECURITY AGREEMENT, AND

RATIFICATION, REAFFIRMATION AND ASSUMPTION

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT, SECOND AMENDMENT TO AMENDED AND RESTATED ADDENDUM TO CREDIT AGREEMENT, SECOND AMENDMENT TO SECURITY AGREEMENT, AND RATIFICATION, REAFFIRMATION AND ASSUMPTION (this “Amendment”) is dated as of August 23, 2018, by and among (A) FRED’S, INC., a Tennessee corporation (“Parent”); (B) the Subsidiaries of Parent identified on the signature pages hereto as Borrowers (each of such Subsidiaries, together with Parent, jointly and severally, “Borrowers” and, each, a “Borrower”); (C) the Subsidiaries of Parent identified as Guarantors on the signature pages hereto (each of such Subsidiaries, jointly and severally, “Guarantors” and, each, a “Guarantor”; it being understood that, as of the date hereof, there are no Guarantors); (D) the Lenders party to the Credit Agreement defined below; and (E) REGIONS BANK, an Alabama bank, in its capacity as administrative agent for Lenders, LC Issuers and other Secured Parties (as defined in the Credit Agreement) (in such capacity, “Administrative Agent” or “Agent”).

W I T N E S S E T H :

WHEREAS, (a) Borrowers, Guarantors, Lenders, Swingline Lender, LC Issuers, Co-Collateral Agents and Administrative Agent are parties to that certain Credit Agreement dated as of April 9, 2015, as amended by that certain First Amendment to Credit Agreement dated as of October 23, 2015; that certain Second Amendment to Credit Agreement dated as of December 28, 2016; that certain Third Amendment to Credit Agreement dated as of January 27, 2017; that certain Fourth Amendment to Credit Agreement, First Amendment to Amended and Restated Addendum to Credit Agreement, and First Amendment to Security Agreement dated as of July 31, 2017; that certain Fifth Amendment to Credit Agreement dated as of August 22, 2017; and that certain Sixth Amendment to Credit Agreement and Ratification, Reaffirmation and Assumption dated as of April 5, 2018 (as so amended, and as the same may be further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), (b) Borrowers, Guarantors, Lenders, Administrative Agent and certain other parties are parties to that certain Amended and Restated Addendum to Credit Agreement dated as of January 27, 2017, as amended by that certain Fourth Amendment to Credit Agreement, First Amendment to Amended and Restated Addendum to Credit Agreement, and First Amendment to Security Agreement dated as of July 31, 2017 (as so amended, and as the same may be further amended, restated, supplemented, or otherwise modified from time to time, the “Addendum”), and (c) Borrowers, Guarantors and Administrative Agent are parties to that certain Security Agreement dated as of April 9, 2015, as amended by that certain Fourth Amendment to Credit Agreement, First Amendment to Amended and Restated Addendum to Credit Agreement, and First Amendment to Security Agreement dated as of July 31, 2017 (as so amended, and as the same may be further amended, restated, supplemented, or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, Borrowers have advised Administrative Agent and Lenders that Borrowers and their Subsidiaries intend to consummate certain entity dissolutions and mergers in connection with an internal corporate reorganization, as described on Annex I hereto, which is hereby incorporated by reference into this Amendment and made an integral part hereof (collectively, the “Corporate Reorganization”);

WHEREAS, Borrowers have advised Administrative Agent and Lenders that the Corporate Reorganization is permitted pursuant to Sections 5.2 and 7.3 of the Credit Agreement, so long as, at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

WHEREAS, Borrowers have further requested that Administrative Agent and Lenders amend certain provisions of the Credit Agreement, the Addendum and the Security Agreement as set forth herein; and

WHEREAS, Administrative Agent and Lenders have agreed to such amendments, subject to the terms and conditions hereof.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Borrowers, Administrative Agent and Lenders hereby covenant and agree as follows:

SECTION 1.      Definitions. Unless otherwise specifically defined herein, each term used herein (and in the recitals above) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement, the Addendum and the Security Agreement shall from and after the date hereof refer to the Credit Agreement, the Addendum and the Security Agreement, respectively, as amended hereby.

SECTION 2.       Ratification, Reaffirmation and Assumption. Each Borrower (including the Surviving Borrower (as defined in Annex I hereto)) hereby:

(a)          acknowledges, stipulates, and agrees that:

(i)         the documents necessary to consummate the Corporate Reorganization have been executed and submitted for filing with the Secretary of State or its equivalent in the appropriate jurisdictions effective as of the date hereof and the Corporate Reorganization will be consummated in accordance with Applicable Law, and Borrowers have complied with all of the requirements of Sections 5.2 and 7.3 of the Credit Agreement with respect thereto;

(ii)        upon the effectiveness of the Dollar Store Merger (as defined in Annex I hereto), (x) the Surviving Borrower, without further act, deed or other transfer, shall have assumed and succeeded to all debts, liabilities, obligations and duties of the Predecessor Borrower under the Credit Agreement and the other Loan Documents, including, without limitation, the Obligations, and all such debts, liabilities, obligations and duties of the Predecessor Borrower shall thereafter be deemed to be held by the Surviving Borrower without further act, deed or other transfer, and (y) all of the rights of Administrative Agent, Lenders and the other Secured Parties as creditors of the Predecessor Borrower shall be preserved unimpaired, and shall continue as rights of each such Person as creditors of the Surviving Borrower, to the same extent and may be enforced against it to the same extent as if all of such Obligations had been incurred or contracted by it, and all Liens upon the Collateral of the Predecessor Borrower granted to Administrative Agent, for the benefit of Secured Parties, shall be preserved unimpaired and shall continue as Liens granted upon such Collateral by the Surviving Borrower and may be enforced against it to the same extent as if all of such Liens had been granted by it, and all Obligations of the Predecessor Borrower shall thenceforth remain with the Surviving Borrower and may be enforced against it to the same extent as if all of such Obligations had been incurred or contracted by it;

(iii)       the Credit Agreement and the other Loan Documents executed by such Borrower (including, in the case of the Surviving Borrower, as successor to the Predecessor Borrower) are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(iv)      neither the Credit Agreement nor any of the other Loan Documents executed by such Borrower (including, in the case of the Surviving Borrower, as successor to the Predecessor Borrower) shall be impaired in any way by the Corporate Reorganization, and Administrative Agent’s Liens in all of the Collateral, for the benefit of Secured Parties, shall continue uninterrupted notwithstanding the consummation of the Corporate Reorganization;

(v)       all of the Obligations are absolutely owing and payable by Borrowers (including the Surviving Borrower) to Administrative Agent and the other Secured Parties as of the date hereof without any right of offset, defense, deduction, counterclaim, claim, or objection in favor of any Borrower (and, to the extent any Borrower has any right of offset, defense, deduction, counterclaim, claim or objection on the date hereof, the same is hereby waived by such Borrower);

(vi)      as of the date hereof, and immediately after giving effect to the Corporate Reorganization, no Default or Event of Default has occurred and is continuing;

(vii)     in the case of the Surviving Borrower, all representations, warranties, terms, covenants, conditions, agreements, waivers and consents set forth in the Credit Agreement and the other Loan Documents executed by the Predecessor Borrower shall apply to the Surviving Borrower with the same force and effect as if such Loan Documents had been originally executed in the name of the Surviving Borrower;

(viii)    each reference in the Loan Documents to the Predecessor Borrower shall hereafter be deemed to be a reference to the Surviving Borrower as successor in interest thereto after giving effect to the Dollar Store Merger; and

(ix)       Annex II hereto sets forth the legal name, the jurisdiction of incorporation or organization, and the percentage ownership of each Subsidiary of Parent and whether such Subsidiary is a Loan Party or an Excluded Subsidiary, in each case as of the Seventh Amendment Effective Date and after giving effect to the Corporate Reorganization;

(b)       (i) restates, ratifies and reaffirms the Obligations, the Credit Agreement and the other Loan Documents executed by such Borrower (including, in the case of the Surviving Borrower, as successor to the Predecessor Borrower), and each and every term, covenant, and condition of such Borrower (including, in the case of the Surviving Borrower, as successor to the Predecessor Borrower) set forth in the Credit Agreement and the other Loan Documents, effective as of the date hereof; (ii) restates each and every representation and warranty (including, in the case of the Surviving Borrower, as successor to the Predecessor Borrower) in the Credit Agreement and the other Loan Documents in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) as fully as if made on the date hereof, after giving effect to the Corporate Reorganization, and with specific reference to this Amendment and any other Loan Documents executed or delivered in connection herewith (except with respect to representations and warranties made as of an expressed date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects, as applicable) as of such date); and (iii) ratifies and reaffirms the grant by such Borrower (including, in the case of the Surviving Borrower, as successor to the Predecessor Borrower) of, and hereby renews and continues, a continuing security interest in and to, and Lien upon, all right, title, and interest in all of the Collateral in favor of Administrative Agent, for the benefit of Secured Parties, and acknowledges and stipulates that such security interests and Liens are duly perfected, first priority security interests and Liens, subject to Liens permitted by Section 7.2 of the Credit Agreement, and that all of the Obligations continue to be secured, without interruption, by such security interests and Liens; and

(c)       represents and warrants that (i) the consummation of the Corporate Reorganization has not required Governmental Approvals, or any other consent or approval of, registration or filing with, or any action by, any Governmental Authority or any other Person, except those as have been obtained or made and are in full force and effect; (ii) the execution, delivery and performance by such Borrower of this Amendment and the consummation of the transactions contemplated hereby (w) are within such Borrower’s organizational powers and have been duly authorized by all necessary organizational action, (x) to such Borrower’s knowledge, do not require Governmental Approvals, or any other consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (y) will not violate any Organizational Document of such Borrower or any of its Subsidiaries, any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Borrower or any of its Subsidiaries or any of such Person’s Property or to which such Borrower or any of its Subsidiaries or any of such Person’s Property is subject, or any judgment, order or ruling of any Governmental Authority, and (z) will not violate or result in a default under any Material Contract of such Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by such Borrower or any of its Subsidiaries; and (iii) this Amendment has been duly executed and delivered by such Borrower and constitutes the valid and binding obligation of such Borrower, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

SECTION 3.       Amendments to Credit Agreement.

(a)              Addition of New Definitions. Section 1.1 of the Credit Agreement is hereby amended by adding each of the following new definitions in appropriate alphabetical order:

“Anti-Corruption Laws” shall mean the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq, the UK Bribery Act of 2010 and all other laws, rules, and regulations of any jurisdiction applicable to any Loan Party or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, and otherwise to be in form and substance satisfactory to Administrative Agent.

“Beneficial Ownership Regulation” shall mean 31 CFR Section 1010.230.

“Distribution Centers” shall mean Parent’s distribution centers located at (i) 4300 New Getwell Road, Memphis, Tennessee 38118 and (ii) 2815 GA Highway 257, Dublin, Georgia 31021.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Mortgage Financing Subsidiary” shall mean any Subsidiary that is not a Loan Party as of the Seventh Amendment Effective Date, does not own any Property other than Real Estate purchased from, contributed by or otherwise transferred from a Loan Party, and does not engage in any business other than the ownership, leasing, financing, marketing or sale of such Real Estate.

“Permitted Mortgage Financing” shall mean Indebtedness incurred by any Mortgage Financing Subsidiary that is secured by a mortgage on any Real Estate, so long as each of the following conditions is satisfied as determined by Co-Collateral Agents in their reasonable discretion:

(i)        at the time of incurring such Indebtedness, no Default or Event of Default shall exist or would result therefrom;

(ii)      the terms and conditions (including interest and fees) of such Indebtedness shall be on then-current market terms;

(iii)     Administrative Agent shall have received notice not less than 10 days in advance of the incurrence of such Indebtedness;

(iv)      no Loan Party shall guaranty such Indebtedness or grant any Lien in any of its Property to secure such Indebtedness;

(v)       in the case of any such Indebtedness secured by the Real Estate of any Distribution Center, the mortgagee of such Real Estate shall deliver (x) to Administrative Agent a Third Party Agreement, in form and substance reasonably satisfactory to Administrative Agent, and (y) to the applicable Loan Party a non-disturbance agreement, in form and substance reasonably satisfactory to Administrative Agent; and

(vi)       the aggregate principal amount of all Permitted Mortgage Financings shall not exceed $25,000,000 at any time outstanding.

“Permitted Sale-Leaseback Transaction” shall mean a sale and leaseback transaction by any Loan Party related to Real Estate, including any arrangement whereby such Loan Party shall, directly or indirectly, sell or transfer any Real Estate to another Person and, as part of such transaction, such Loan Party shall then or thereafter rent or lease as lessee from such other Person such Real Estate or any part thereof or other Real Estate which such Loan Party intends to use for substantially the same purpose or purposes as the Real Estate sold or transferred, so long as each of the following conditions is satisfied as determined by Co-Collateral Agents in their reasonable discretion:

(i)         at the time of such transaction, no Default or Event of Default shall exist or would result therefrom;

(ii)        the terms and conditions (including sale price and lease payments) of such transaction shall be on then-current market terms;

(iii)      Administrative Agent shall have received notice not less than 10 days in advance of the consummation of such transaction;

(iv)       such Loan Party shall receive at least fair market value for such Real Estate sold or transferred in such transaction;

(v)        100% of the consideration for such sale or transfer of Real Estate shall be in the form of cash, and all net proceeds of such transaction shall be remitted by the purchaser directly to a Controlled Account;

(vi)       in the case of any such transaction with respect to any Distribution Center, the landlord of such Real Estate shall deliver to Administrative Agent a Third Party Agreement, in form and substance reasonably satisfactory to Administrative Agent;

(vii)      in the case of any such transaction with respect to any Distribution Center, any mortgagee of such Real Estate shall deliver (x) to Administrative Agent a Third Party Agreement, in form and substance reasonably satisfactory to Administrative Agent, and (y) to the applicable Loan Party a non-disturbance agreement, in form and substance reasonably satisfactory to Administrative Agent; and

(viii)       any Capital Lease Obligations incurred in connection with such transaction shall be permitted under Section 7.1.

“Sanctioned Country” shall mean (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, or (c) an organization directly or indirectly owned or controlled by a country or territory or its government, in each case, that is subject to Sanctions.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, (c) the European Union, (d) any European Union member state, (e) Her Majesty’s Treasury of the United Kingdom or (f) any other relevant sanctions authority.

“Security Documents” shall mean, collectively, the Security Agreement, together with any financing statements, each Deposit Account Control Agreement, each intellectual property security agreement, any other security agreements and notices of security interests filed or to be filed with any applicable filing office or registry, any pledge agreement and all other documents, instruments, and agreements now or hereafter executed or delivered by a Loan Party to any Secured Party for purposes of securing (or intending to secure), or perfecting (or intending to perfect) Liens securing, any Obligations.

“Seventh Amendment” shall mean that certain Seventh Amendment to Credit Agreement, Second Amendment to Amended and Restated Addendum to Credit Agreement, and Second Amendment to Security Agreement dated as of the Seventh Amendment Effective Date, by and among Borrowers, Administrative Agent and Lenders, which amends this Agreement.

“Seventh Amendment Effective Date” shall mean August 23, 2018.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)           Amendments to Existing Definitions.

(i)       Section 1.1 of the Credit Agreement is hereby amended by deleting the following definitions therein in their entirety and substituting the following in lieu thereof, respectively:

“Aggregate Revolving Commitments” shall mean, collectively, the Revolving Commitments of all Lenders. As of the Seventh Amendment Effective Date, the amount of the Aggregate Revolving Commitments is $210,000,000.

“Anti-Terrorism Laws” shall mean any laws relating to the prevention of terrorism or money laundering, including the PATRIOT Act and all OFAC rules and regulations, including Executive Order 13224.

“Asset Disposition” shall mean, with respect to any Person, a sale, issuance, assignment, lease, license, Consignment, transfer, abandonment, or other disposition of such Person’s Property, including a disposition of Property (i) in connection with a sale-leaseback transaction, synthetic lease, or similar arrangement or (ii) arising out of or relating to any division of such Person pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any analogous action taken pursuant to Applicable Law with respect to any corporation, limited liability company, partnership or other entity).

“Availability Conditions” shall mean, at any time of determination in respect of any Acquisition pursuant to Section 7.4(d), that, on a pro forma basis after giving effect to such Acquisition, either (a) Excess Availability, tested for each of the 180 days immediately preceding the date of such Acquisition, on the date of such Acquisition, and for each of the 180 days immediately following such Acquisition, shall not be less than the greater of 20% of the Aggregate Revolving Commitments and $42,000,000 or (b) both (i) Excess Availability, tested for each of the 180 days immediately preceding the date of such Acquisition, on the date of such Acquisition, and for each of the 180 days immediately following such Acquisition, shall not be less than the greater of 15% of the Aggregate Revolving Commitments and $31,500,000 and (ii) the Fixed Charge Coverage Ratio, tested as of the end of the Fiscal Month ending most recently before the date of such Acquisition for which financial statements are required to have been delivered in accordance with Section 5.1, shall be at least 1.00 to 1.00.

“Collateral” shall mean all Property described in any Security Documents as security for any Obligations, and all other Property which now or hereafter secures (or is intended to secure) any Obligations.

“Excluded Subsidiary” shall mean, after the Seventh Amendment Effective Date, (a) National Equipment Management and Leasing, Inc., a Tennessee corporation, (b) Summit Properties – Bridgeport, LLC, an Arkansas limited liability company, and Summit Properties – Jacksboro, LLC, an Arkansas limited liability company, in each case, so long as such Person does not own any Property that would constitute Credit Card Receivables (as defined in the Security Agreement), Inventory (as defined in the Security Agreement), Pharmacy Receivables (as defined in the Security Agreement) or Pharmacy Scripts (as defined in the Security Agreement) or any Proceeds thereof, and (c) any Mortgage Financing Subsidiary.

“Loan Documents” shall mean, collectively, this Agreement, the Addendum, the Security Agreement, the Notes, the Fee Letter, the Third Amendment Fee Letter, the Fourth Amendment Fee Letter, any other fee letter executed in connection with this Agreement, the Cardinal Intercreditor Agreement, the Co-Collateral Agent Rights Agreement, each LC Document, each Deposit Account Control Agreement, each intellectual property security agreement, each other Security Document, and any and all other instruments, agreements, documents and writings executed or delivered in connection with any of the foregoing.

“Restricted Payment” shall mean (a) any payment of (or declaration to pay) a dividend or other distribution (whether in cash, securities, or other Property), whether direct or indirect, on account of any Capital Stock issued by any Loan Party or any of its Subsidiaries, as the case may be, whether now or hereafter outstanding (including any such payment, or declaration of payment, made in connection with any merger or consolidation or otherwise as part of any Acquisition); (b) any return of capital, redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock issued by any Loan Party or any of its Subsidiaries, whether now or hereafter outstanding (including any such payment, or declaration of payment, made in connection with any merger or consolidation or otherwise as part of any Acquisition), except for any redemption, retirement, sinking fund or similar payment made solely in such other shares or units of the same class of Capital Stock; or (c) any cash payment made to redeem, purchase, repurchase, or retire, or obtain the surrender of, any outstanding warrants, options, or other rights to acquire any Capital Stock issued by any Loan Party or any of its Subsidiaries, whether now or hereafter outstanding.

“Revolving Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans to Borrowers as set forth in Section 2.2 and the commitment of such Lender to participate in Swingline Loans as set forth in Section 2.4 and to participate in LC Obligations as set forth in Section 2.22, in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule 1, or, in the case of a Person becoming a Lender after the Seventh Amendment Effective Date, the amount of the assigned “Revolving Commitment” as provided in the Assignment and Acceptance executed by such Person as an assignee, or the joinder executed by such Person, in each case as such commitment may subsequently be increased or decreased pursuant to the terms hereof.

“Sanctioned Person” shall mean (a) a Person named on the list of “Specially Designated Nationals” or any other Sanctions related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or (b).

(ii)       The definition of “Defaulting Lender” in Section 1.1 of the Credit Agreement is hereby amended by deleting clause (d) thereof in its entirety and substituting the following in lieu thereof:

(d) has, or has a direct or indirect parent company that has, (i) become the subject of any Insolvency Proceeding, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action

(c)        Deletion of Existing Definition. Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Sanctioned Entity” therein in its entirety.

(d)       Amendment to Section 4.6 (Compliance with Laws and Agreements). Section 4.6 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

Section 4.6        Compliance with Laws and Agreements. Such Loan Party and each of its Subsidiaries is in compliance with (a) all Anti-Terrorism Laws and all Anti-Corruption Laws, (b) all other Applicable Laws and all judgments, decrees and orders of any Governmental Authority, and (c) all indentures, agreements or other instruments binding upon it or its properties, except, in each case of clauses (b) and (c), where non-compliance could not reasonably be expected to result in a Material Adverse Effect.

(e)          Amendment to Section 4.16 (OFAC). Section 4.16 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

Section 4.16.         OFAC; Sanctions; Anti-Corruption Laws.

(a)       Each Loan Party and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with applicable Sanctions, and such Loan Party and its Subsidiaries and, to the knowledge of such Loan Party, their respective directors, officers, employees and agents are in compliance with applicable Sanctions and are not engaged in any activity that would reasonably be expected to result in any Loan Party being designated as a Sanctioned Person. None of the Loan Parties, their Subsidiaries or their respective Affiliates is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

(b)       None of the Loan Parties or their Subsidiaries or, to the knowledge of any Loan Party or its Subsidiaries, any of their respective directors, officers, employees or Affiliates (i) is a Sanctioned Person, (ii) has any of its assets located in a Sanctioned Country, or (iii) derives any of its operating income from investments in, or transactions with, Sanctioned Persons. The proceeds of any Loan, Letter of Credit, credit extension or other transaction contemplated by this Agreement or any other Loan Document have not been used (x) in violation of any Sanctions, (y) to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country or (z) in any other manner that would result in a violation of Sanctions by any Person (including Administrative Agent, LC Issuer, Lenders or any other Person making, issuing or participating in such Loans, Letters of Credit, other credit extensions or other transactions whether as an underwriter, advisor, investor or otherwise).

(c)       Each Loan Party and its Subsidiaries and, to the knowledge of any Loan Party or its Subsidiaries, each of their respective directors, officers, employees and Affiliates, is in compliance with Anti-Corruption Laws. Each Loan Party and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws. None of the Loan Parties or their Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment, of money or anything of value (i) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (ii) to a foreign official, foreign political party or party official or any candidate for foreign political office, or (iii) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Loan Party or any of its Subsidiaries or to any other Person, in each case, in violation of any Anti-Corruption Law. No part of the proceeds of any Loans, Letters of Credit, other credit extension or other transaction contemplated by this Agreement or any other Loan Document will violate Anti-Corruption Laws.

(f)       Amendment to Section 4.17 (Anti-Terrorism Laws). Section 4.17 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

Section 4.17.         Anti-Terrorism Laws.

(a)       No Loan Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. To its knowledge, no Loan Party or any of its Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the PATRIOT Act. No Loan Party or any of its Subsidiaries (i) is a Sanctioned Person or (ii) to its knowledge, engages in any dealings or transactions with any Sanctioned Person.

(b)       To the extent applicable, each Loan Party and its Subsidiaries are in compliance with the PATRIOT Act. Without limitation of the foregoing, all information set forth in each Beneficial Ownership Certificate (if any) is true and correct as of the Seventh Amendment Effective Date.

(g)       Amendment to Article 4 (Representations and Warranties). Article 4 of the Credit Agreement is hereby amended by adding the following new Section 4.24 immediately after Section 4.23 thereof:

Section 4.24        EEA. No Loan Party is an EEA Financial Institution.

(h)       Amendment to Section 5.2 (Notices of Material Events). Section 5.2 of the Credit Agreement is hereby amended by deleting the word “or” at the end of clause (e) thereof, relettering clause (f) thereof as clause (h), and adding the following new clauses (f) and (g) immediately after clause (e) thereof:

(f)        any violation or asserted violation of (i) any Anti-Terrorism Laws or Anti-Corruption Laws or (ii) any other Applicable Laws (including ERISA, OSHA, FLSA or any securities laws) if, in the case of this clause (ii), an adverse resolution could reasonably be expected to have a Material Adverse Effect;

(g)       any change to the information set forth in any Beneficial Ownership Certificate that would result in a change to the list of beneficial owners set forth therein; or

(i)       Amendment to Section 5.4 (Compliance with Laws). Section 5.4 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

Section 5.4        Compliance with Laws. Such Loan Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including, without limitation, all Environmental Laws, ERISA, OSHA, Anti-Terrorism Laws, Anti-Corruption Laws, securities laws and laws regarding collection and payment of Taxes, except where the failure (other than failure to comply with Anti-Terrorism Laws and Anti-Corruption Laws) to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(j)       Amendment to Section 5.9 (Use of Proceeds; Margin Regulations). Section 5.9 of the Credit Agreement is hereby amended by deleting the second sentence thereof in its entirety and substituting the following in lieu thereof:

Without limitation of the foregoing, no portion of the proceeds of any Loan or Letter of Credit shall be used, directly or indirectly, (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might constitute a “purpose credit” under Regulation U, or in any manner or for any other purpose that causes or might cause a violation of, or is inconsistent with, the provisions of Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System, or violation of the Exchange Act, (ii) to finance (or refinance) any commercial paper, including, without limitation, any issued by a Loan Party, or any other Indebtedness, except for Indebtedness that such Loan Party incurred for general corporate or working capital purposes, if and to the extent that the financing (and refinancing) thereof are expressly permitted herein, (iii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (iv) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or, in any event, in violation of any applicable Sanctions.

(k)       Amendment to Section 7.1 (Indebtedness). Section 7.1 of the Credit Agreement is hereby amended by re-lettering clause (g) thereof as a new clause (h) and adding the following new clause (g) immediately after clause (f) thereof:

(g)       Permitted Mortgage Financings of Mortgage Financing Subsidiaries; and

(l)       Amendment to Section 7.2 (Liens). Section 7.2 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (g) thereof, adding the word “and” at the end of clause (h) thereof, and adding the following new clause (i) immediately after clause (h) thereof:

(i)       Liens solely on any Real Estate owned by any Mortgage Financing Subsidiary (and not, for the avoidance of doubt, on any Property that would constitute Collateral or any other Property of any Loan Party) that is subject to a Permitted Mortgage Financing;

(m)       Amendment to Section 7.3 (Fundamental Changes). Section 7.3 of the Credit Agreement is hereby amended by adding the following new sentence immediately after the first sentence thereof:

Such Loan Party will not, and will not permit any of its Subsidiaries to, file a certificate of division, adopt a plan of division or otherwise take any action to effectuate a division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any analogous action taken pursuant to Applicable Law with respect to any corporation, limited liability company, partnership or other entity).

(n)       Amendment to Section 7.4 (Investments, Loans). Section 7.4(d) of the Credit Agreement is hereby amended by deleting clause (iii) thereof in its entirety and substituting the following in lieu thereof:

(iii)       if the aggregate amount of cash and non-cash consideration (including all cash and Indebtedness, including contingent obligations, incurred or assumed and the maximum amount of any earnout or similar payment in connection therewith (whether or not actually earned)) for any individual Acquisition is less than $5,000,000, Excess Availability shall not be less than $21,000,000, on a pro forma basis after giving effect to such Acquisition, and Borrowers shall certify thereto on the date of such acquisition;

(o)       Amendment to Section 7.5 (Restricted Payments). Section 7.5 of the Credit Agreement is hereby amended by deleting clause (c) thereof in its entirety and substituting the following in lieu thereof:

(c)        Restricted Payments so long as (i) any such Restricted Payments during any four consecutive Fiscal Quarters do not exceed $12,500,000 in the aggregate, (ii) no Default or Event of Default exists at the time of any such Restricted Payment or after giving effect thereto, (iii) any such Restricted Payment is permitted by Applicable Law, (iv) Borrowers are Solvent both before and after giving effect to any such Restricted Payment, and (v) Excess Availability, on the date of any such Restricted Payment and after giving effect thereto, shall not be less than $21,000,000;

(p)       Amendments to Section 7.6 (Sale of Assets).

(i)          Section 7.6 of the Credit Agreement is hereby amended by replacing the word “or” at the end of clause (k) thereof with “;”, replacing the “.” at the end of clause (l) thereof with “;”, and adding the following new clauses (m), (n) and (o) immediately after clause (l) thereof:

(m)       Permitted Sale-Leaseback Transactions;

(n)       any sale, contribution or other transfer by any Loan Party of any Real Estate to any Mortgage Financing Subsidiary in connection with any Permitted Mortgage Financing, so long as (i) such Real Estate is leased by such Loan Party from such Mortgage Financing Subsidiary on then-current market terms and (ii) such Mortgage Financing Subsidiary agrees to remit to such Loan Party any and all proceeds from any sale or other disposition of such Real Estate, net of any reasonable transaction costs, within 10 days after receipt thereof; and

(o)        any sale or other disposition of any Real Estate (other than Real Estate of any Distribution Center) for fair market value.

(ii)         Section 7.6 of the Credit Agreement is hereby amended by adding the following new sentence immediately after clause (o) thereof:

In no event shall any Asset Disposition arising out of or relating to any division of a Loan Party pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any analogous action taken pursuant to Applicable Law with respect to any corporation, limited liability company, partnership or other entity) constitute a permitted Asset Disposition under this Section 7.6 or otherwise be permitted under the Loan Documents.

(q)       Amendment to Section 7.7 (Transactions with Affiliates). Section 7.7 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (c) thereof, replacing the “.” at the end of clause (d) thereof with “; and”, and adding the following new clause (e) immediately after clause (d) thereof:

(e) any sale, contribution or other transfer of Real Estate permitted by Section 7.6(n).

(r)       Amendment to Section 7.13 (Sales and Leasebacks). Section 7.13 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

Section 7.13.        Sales and Leasebacks. Such Loan Party will not, and will not permit any of its Subsidiaries to, enter into any arrangement whereby such Person shall, directly or indirectly, sell or transfer any Property to another Person and, as part of such transaction, such Person shall then or thereafter rent or lease as lessee from such other Person such Property or any part thereof or other Property which such Person intends to use for substantially the same purpose or purposes as the Property sold or transferred, except Permitted Sale-Leaseback Transactions.

(s)       Amendments to Section 8.1 (Events of Default).

(i)          Section 8.1 of the Credit Agreement is hereby amended by deleting clause (h) thereof in its entirety and substituting the following in lieu thereof:

(h)       (i) An Insolvency Proceeding shall be commenced against any Loan Party or Subsidiary and (A) such Loan Party or Subsidiary shall consent to the institution of such Insolvency Proceeding, (B) such Loan Party or Subsidiary shall acquiesce in writing to the commencement of such Insolvency Proceeding, or shall fail, in a timely and appropriate manner, to contest vigorously any petition commencing such Insolvency Proceeding, (C) any such petition shall not be dismissed within 60 days after the filing thereof or (D) an order for relief shall be entered in such Insolvency Proceeding; or (ii) any Loan Party shall become subject to a Bail-In Action; or

(ii)         Section 8.1 of the Credit Agreement is hereby amended by replacing the “.” at the end of clause (p) thereof with “; or” and adding the following new clause (q) immediately after clause (p) thereof:

(q)        Either (i) this Agreement or any other Loan Document, or any material provision hereof or thereof, shall cease to be in full force or effect at any time after its execution and delivery for any reason (other than as expressly permitted hereunder or by waiver or release thereof by Administrative Agent, LC Issuer, a Lender or the applicable Secured Bank Product Provider, as applicable, made in accordance herewith), it being understood that the application of any Write-Down and Conversion Powers by an EFA Resolution Authority (or the public announcement of the impending application of such powers) with respect to any liabilities of a Loan Party hereunder or under any other Loan Document shall be deemed an Event of Default under this Section 8.1(q); (ii) any Security Document shall for any reason fail or cease to create a valid, perfected, and, except to the extent permitted by the terms hereof or thereof, first-priority Lien in favor of Administrative Agent, for the benefit of Secured Parties, on any material Collateral purported to be covered thereby; or (iii) any Hedging Agreement entered into between any Loan Party or a Subsidiary, on the one hand, and any Secured Bank Product Provider, on the other hand, shall be terminated as a result of a default or event of default by such Loan Party or Subsidiary or revoked; or

(t)       Amendment to Article 10 (Miscellaneous). Article 10 of the Credit Agreement is hereby amended by adding the following new Section 10.18 immediately after Section 10.17 thereof:

Section 10.18.          Acknowledgement of and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by, (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

(u)        Amendment to Schedules. The Credit Agreement is hereby amended by deleting Schedule 1 thereto in its entirety and substituting Schedule 1 attached to this Amendment in lieu thereof.

SECTION 4.        Amendments to Addendum.

(a)         Amendments to Existing Definitions. Section 2 of the Addendum is hereby amended by deleting the following definitions therein in their entirety and substituting the following in lieu thereof, respectively:

“Account Control Event” means (a) the occurrence of an Event of Default or (b) at any time of determination that Excess Availability is less than the greater of (i) twelve and one-half percent (12.5%) of the Commitments and (ii) $26,250,000.

“Account Control Period” means the period beginning on the occurrence of an Account Control Event and ending on the first Business Day on which (a) no Event of Default exists and (b) Excess Availability for the preceding sixty (60) days has been greater than the greater of (i) twelve and one-half percent (12.5%) of the Commitments and (ii) $26,250,000.

(b)       Amendment to Section 6 (Inspections; Appraisals). Section 6 of the Addendum is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

Section 6.        Inspections; Appraisals. Until Payment in Full of the Obligations, each Loan Party shall, and shall cause each Subsidiary to, as applicable, reimburse Administrative Agent for all charges, costs, and expenses of Administrative Agent and its agents in connection with (i) field examinations of any Borrower or Subsidiary’s books and records or Collateral as Administrative Agent deems appropriate and (ii) appraisals of Inventory and Pharmacy Scripts, in each case, (a) once per Loan Year, if an Event of Default has not occurred at any time during such Loan Year and Excess Availability is not less than the greater of (x) twenty-five percent (25%) of the Aggregate Revolving Commitments and (y) $52,500,000 at any time during such Loan Year, and (b) twice per Loan Year, if an Event of Default has not occurred at any time during such Loan Year but Excess Availability is less than the greater of (x) twenty-five percent (25%) of the Aggregate Revolving Commitments and (y) $52,500,000 at any time during such Loan Year; provided, however, that there shall be no limit on the frequency of field examinations or appraisals reimbursed by Borrowers if any Event of Default exists. Subject to and without limiting the foregoing, Borrowers specifically agree to pay the standard charges of Administrative Agent’s internal field examination group (including Administrative Agent’s then standard per-person charges for each day that an employee or agent of Administrative Agent or its Affiliates is engaged in any field examination activities). This Section 6 shall not be construed to limit Administrative Agent’s right to conduct field examinations, obtain appraisals at any time in its reasonable discretion, or use third parties for such purposes at Lenders’ expense.

(c)       Amendment to Section 7 (Borrowing Base Reporting; Financial and Other Information). Section 7 of the Addendum is hereby amended by deleting the first sentence thereof in its entirety and substituting the following in lieu thereof:

Until Payment in Full of the Obligations, Borrowers shall deliver a fully completed and executed Borrowing Base Certificate to Administrative Agent no later than the 20th day of each Fiscal Month, prepared as of the end of the immediately preceding Fiscal Month; provided that, if Excess Availability is less than the greater of (x) fifteen percent (15%) of the Commitments and (y) $31,500,000 or an Event of Default exists, Administrative Agent shall be entitled to require Borrowers to deliver fully completed and executed Borrowing Base Certificates to Administrative Agent at greater frequency and as of the end of such periods as Administrative Agent may require from time to time.

(d)       Amendment to Section 10 (Financial Covenant). Section 10 of the Addendum is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

Section 10.        Financial Covenant. Until Payment in Full of the Obligations, Borrowers shall maintain at all times Excess Availability of at least the greater of (i) $21,000,000 and (ii) ten percent (10%) of the Aggregate Revolving Commitments.

SECTION 5.        Amendment to Security Agreement.

(a)       Amendment to Section 16 (Protective Advances). Section 16 of the Security Agreement is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

Section 16.        Protective Advances.        From time to time, Administrative Agent may, in its discretion, make one or more Base Rate Revolving Loans to preserve, protect, or defend any Collateral or to increase or improve the likelihood of collecting or obtaining repayment of any Obligations (in each case, if Administrative Agent determines that doing so is necessary or desirable) (a “Protective Advance”). Administrative Agent may make a Protective Advance without regard to Excess Availability or the satisfaction of any condition precedent to the making of Loans, unless (A) the Required Lenders have, in writing, revoked Administrative Agent’s authority to do so or (B) Administrative Agent would have actual knowledge that, after giving effect thereto, the aggregate outstanding principal amount of all Loans made as Protective Advances (i) would exceed $21,000,000 or (ii) would cause the amount of the Revolving Credit Exposure outstanding to exceed the aggregate of the Revolving Commitments at such time or any individual Lender’s Revolving Commitment. If the terms of the foregoing clauses (A) and (B) are not applicable, Administrative Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive. Each Lender shall participate based on its Pro Rata Share in each Protective Advance. The provisions of this Section 16 are solely for the benefit of Administrative Agent and Lenders, and none of the Loan Parties may rely on this Section 16 or have any standing to enforce its terms.

SECTION 6.        Conditions Precedent. This Amendment shall become effective only upon satisfaction of the following conditions precedent, as determined by Administrative Agent in its reasonable discretion:

(a)       Administrative Agent shall have received this Amendment, duly executed and delivered by Borrowers and Lenders;

(b)       Administrative Agent shall have received amended and restated Notes, duly executed and delivered by Borrowers, for each Lender that has requested the issuance of a Note;

(c)       Administrative Agent shall have received a certificate, in form and substance reasonably satisfactory to Administrative Agent, attaching true, correct and complete copies of all articles of dissolution, certificates of cancellation, articles of merger, agreements and plans of merger, and other documents submitted for filing or executed in connection with the Corporate Reorganization and shall have approved all material terms thereof;

(d)       Administrative Agent shall have received a certificate of a duly authorized officer of each Loan Party, certifying (i) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted by the appropriate governing body, have not been amended, modified, or revoked, and constitute all resolutions adopted with respect to this Amendment and the transactions contemplated hereby; and (ii) to the title, name, and signature of each Person authorized to sign the Loan Documents on behalf of such Loan Party;

(e)       Administrative Agent shall have received a Beneficial Ownership Certificate in relation to each Loan Party and any other Obligor that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation; and

(f)       Administrative Agent shall have received all other documents, instruments, certificates and agreements (if any) as Administrative Agent shall have reasonably requested in connection with the foregoing, each in form and substance reasonably satisfactory to Administrative Agent.

SECTION 7.        Post-Closing Covenants.

(a)       On or before October 19, 2018 (or such later date as agreed to by Co-Collateral Agents in writing in their respective sole discretion), Borrowers shall deliver to Administrative Agent a duly executed Collateral Disclosure Certificate from all Borrowers, after giving effect to the Corporate Reorganization and in form and substance satisfactory to Administrative Agent.

SECTION 8.        Miscellaneous Terms.

(a)       Loan Document. For avoidance of doubt, the parties hereto hereby acknowledge and agree that this Amendment is a Loan Document.

(b)       Effect of Amendment. All amendments set forth herein shall become effective as of the Seventh Amendment Effective Date. Except as otherwise may be set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of Borrowers. Except to the extent otherwise expressly set forth herein, the amendments set forth herein shall have prospective application only from and after the Seventh Amendment Effective Date.

(c)       No Novation or Mutual Departure. Borrowers expressly acknowledge and agree that (i) there has not been, and this Amendment does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the limited amendments contained in Sections 2, 3 and 4 above, and (ii) nothing in this Amendment shall affect or limit Administrative Agent’s or Lenders’ right to demand payment of liabilities owing from Borrowers to Administrative Agent or Lenders under, or to demand strict performance of the terms, provisions and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default under the Credit Agreement or the other Loan Documents.

(d)       Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Amendment may be executed by each party on separate copies, which copies, when combined so as to include the signatures of all parties, shall constitute a single counterpart of this Amendment.

(e)       Fax or Other Transmission. Delivery by one or more parties hereto of an executed counterpart of this Amendment via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile, telecopy, or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Amendment.

(f)       Recitals Incorporated Herein. The preamble and the recitals to this Amendment are hereby incorporated herein by this reference.

(g)       Section References. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the amendments and other agreements among the parties hereto evidenced hereby.

(h)       Further Assurances. Each Borrower agrees to take, at such Borrower’s expense, such further actions as Administrative Agent shall reasonably request from time to time to evidence the Corporate Reorganization, the amendments and other agreements set forth herein and the transactions contemplated hereby.

(i)       Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of Georgia, without giving effect to any conflict of law principles or other rule of law which would cause the application of the law of any jurisdiction other than the laws of the State of Georgia (but giving effect to federal laws relating to national banks).

(j)       Severability. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

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signatures appear on the following pages]

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be duly executed and delivered under seal by its duly authorized officer or other representative as of the day and year first above written.

BORROWERS:

FRED’S, INC., a Tennessee corporation, as “Borrower Agent” and a “Borrower”

By:	/s/ Joseph Anto
Name:	Joseph Anto
Title:	Interim Chief Executive Officer and Chief Financial Officer

[CORPORATE SEAL]

FRED’S STORES OF TENNESSEE, INC., a Delaware corporation, as a “Borrower” and the “Surviving Borrower”

By:	/s/ Joseph Anto
Name:	Joseph Anto
Title:	Interim Chief Executive Officer and Chief Financial Officer

[CORPORATE SEAL]

NATIONAL PHARMACEUTICAL NETWORK, INC., a Florida corporation, as a “Borrower”

By:	/s/ Joseph Anto
Name:	Joseph Anto
Title:	Interim Chief Executive Officer and Chief Financial Officer

[CORPORATE SEAL]

Seventh Amendment to Credit Agreement, Second Amendment to Amended and Restated Addendum to Credit Agreement,
Second Amendment to Security Agreement, and Ratification, Reaffirmation and Assumption (Fred’s)

REEVES-SAIN DRUG STORE, INC., a Tennessee corporation, as a “Borrower”

By:	/s/ Joseph Anto
Name:	Joseph Anto
Title:	Interim Chief Executive Officer and Chief Financial Officer

[CORPORATE SEAL]

[Signatures continue on following pages.]

Seventh Amendment to Credit Agreement, Second Amendment to Amended and Restated Addendum to Credit Agreement,
Second Amendment to Security Agreement, and Ratification, Reaffirmation and Assumption (Fred’s)

ADMINISTRATIVE AGENT:

REGIONS BANK, as “Administrative Agent”

By:	/s/ Daniel J. Wells
Name:	Daniel J. Wells
Title:	Director

[Signatures continue on following pages.]

Seventh Amendment to Credit Agreement, Second Amendment to Amended and Restated Addendum to Credit Agreement,
Second Amendment to Security Agreement, and Ratification, Reaffirmation and Assumption (Fred’s)

LENDERS:

REGIONS BANK

By:	/s/ Daniel J. Wells
Name:	Daniel J. Wells
Title:	Director

[Signatures continue on following page.]

Seventh Amendment to Credit Agreement, Second Amendment to Amended and Restated Addendum to Credit Agreement,
Second Amendment to Security Agreement, and Ratification, Reaffirmation and Assumption (Fred’s)

LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Roger Malouf
Name:	Roger Malouf
Title:	Director

Seventh Amendment to Credit Agreement, Second Amendment to Amended and Restated Addendum to Credit Agreement,
Second Amendment to Security Agreement, and Ratification, Reaffirmation and Assumption (Fred’s)

ANNEX I

Description of Corporate Reorganization

Dissolutions of Certain Subsidiaries

(a)       Dublin Aviation, Inc., a Tennessee corporation, assigned and transferred all of its assets to Fred’s, Inc., a Tennessee corporation, and will subsequently dissolve once tax clearance from the Tennessee Department of Revenue is obtained;

(b)       TT Transport, LLC, a Delaware limited liability company, assigned and transferred all of its assets to Fred’s Stores of Tennessee, Inc., a Delaware corporation (the “Surviving Borrower”), and subsequently dissolved;

(c)       National Pharmaceutical Network, Inc., a Tennessee corporation, assigned and transferred all of its assets to the Surviving Borrower and will subsequently dissolve once tax clearance from the Tennessee Department of Revenue is obtained; and

(d)       Drugs For Less, Inc., a Florida corporation, assigned and transferred all of its assets to National Pharmaceutical Network, Inc., a Florida corporation, and subsequently dissolved.

The dissolutions described in clauses (a), (b), (c) and (d) above are collectively referred to in this Amendment as the “Entity Dissolutions”.

Mergers of Certain Borrowers and Subsidiaries

(a)       Fred’s Dollar Store of McComb, Inc., a Mississippi corporation and a Borrower (the “Predecessor Borrower”), merged with and into the Surviving Borrower, with the Surviving Borrower as the surviving Person (such merger, the “Dollar Store Merger”);

(b)        each of ARI-Alabama Four, LLC and ARI-Glennville, LLC, each a Georgia limited liability company, merged with and into the Surviving Borrower, with the Surviving Borrower as the surviving Person; and

(c)       each of Summit Properties – Anderson, LLC, Summit Properties – Augusta, LLC, Summit Properties – Baldwyn, LLC, Summit Properties – Batesville, LLC, Summit Properties – Bonifay, LLC, Summit Properties – Chatsworth, LLC, Summit Properties – Chatsworth II, LLC, Summit Properties – Daingerfield, LLC, Summit Properties – Dumas, LLC, Summit Properties – Harrisburg, LLC, Summit Properties – Haskell, LLC, Summit Properties – Hayti, LLC, Summit Properties – Kilgore, LLC, Summit Properties – Malvern, LLC, Summit Properties – Manila, LLC, Summit Properties – McGregor, LLC, Summit Properties – Osceola, LLC, Summit Properties – Shelby, LLC, Summit Properties – Sheridan, LLC, Summit Properties – Stamps, LLC, Summit Properties – Wagoner, LLC, and Summit Properties – Yellville, LLC, each an Arkansas limited liability company, merged with and into the Surviving Borrower, with the Surviving Borrower as the surviving Person.

The mergers described in clauses (a), (b) and (c) above are collectively referred to in this Amendment as the “Entity Mergers”.

ANNEX II

Subsidiaries after Corporate Reorganization

Name	Jurisdiction	Parent Entity	Percent Ownership	Loan Party or Excluded Subsidiary
Fred’s Stores of Tennessee, Inc.	Delaware	Fred’s, Inc.	100%	Loan Party
National Pharmaceutical Network, Inc.	Florida	Fred’s Stores of Tennessee, Inc.	100%	Loan Party
Reeves-Sain Drug Store, Inc.	Tennessee	Fred’s Stores of Tennessee, Inc.	100%	Loan Party
Summit Properties – Bridgeport, LLC	Arkansas	Fred’s Stores of Tennessee, Inc.	100%	Excluded Subsidiary
Summit Properties – Jacksboro, LLC	Arkansas	Fred’s Stores of Tennessee, Inc.	100%	Excluded Subsidiary
National Equipment Management and Leasing, Inc.	Tennessee	Fred’s, Inc.	100%	Excluded Subsidiary

SCHEDULE 1

to Credit Agreement

Commitments

Lender	Revolving Commitment

Regions Bank	$105,000,000.00

Bank of America, N.A.	$105,000,000.00

Aggregate Revolving Commitments	$210,000,000.00